Exhibit 10.2

RELEASE AGREEMENT

This Release Agreement (“Agreement”) is made by and between Gavin Michael (“Executive”) and Bakkt Holdings, Inc. (the “Company”) (together, with its parents, subsidiaries, divisions, affiliates, related business entities, successors, and assigns, and any of the respective affiliates of the Company, including, without limitation, Bakkt Opco Holdings, LLC (formerly Bakkt Holdings, LLC) and Bakkt, LLC, the “Company Group”) (the Company and Executive jointly referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company;

WHEREAS, Executive signed an Employment Agreement with the Company dated January 9, 2021 (the “Employment Agreement”);

WHEREAS, the Company has awarded Executive the restricted stock unit (“RSU”) awards and performance-based vesting restricted stock unit (“PRSU”) awards, each subject to the terms and conditions of the Company’s 2021 Omnibus Employee Incentive Plan (the “Plan”) and form of award agreement thereunder, listed on Exhibit A;

WHEREAS, Executive and the Company mutually agreed that Executive would separate from his employment with the Company effective as of 11:59 pm Eastern time on March 25, 2024 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration. In consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke the Agreement, the Company agrees as follows:

a. Severance Payments. In accordance with Sections 7(b)(1), (2) and (4) of the Employment Agreement, the Company shall (or shall cause Bakkt Opco Holdings, LLC to) provide Executive a lump sum payment of One Million, Two Hundred Eighty Thousand Eighty Three Dollars ($1,280,083.00), less applicable withholdings, which represents the sum of (i) two (2) times Executive’s base salary as in effect as of the Separation Date, (ii) the greater of the average of Executive’s last three (3) annual bonuses received by Executive prior to the Separation Date and the last annual bonus received by Executive prior to the Separation Date, and (iii) the cash equivalent of twelve (12) months’ of group health COBRA premiums. This payment will be made to Executive within thirty (30) days after the Effective Date.

b. Equity Vesting Acceleration. In accordance with Section 7(b)(3) of the Employment Agreement, and subject to the terms of Section 2 below, on the Separation Date, (i) Executive will be entitled to full accelerated vesting (the “Vesting Acceleration”) of Executive’s outstanding RSUs and any unvested PRSUs for which actual performance achievement has already been certified as of the Separation Date, and (ii) except for the outstanding uncertified PRSUs granted in 2022 (the “2022 PRSUs”) cancelled pursuant to Section 2, Executive’s outstanding PRSUs will remain outstanding and eligible to vest based on actual performance achieved after completion of the performance period in accordance with the terms of such grants as provided by Section 7(b)(3)(B) of the Employment Agreement. The RSU and PRSU Vesting Acceleration is set forth on Exhibit A.

c. Resignation From All Positions. Executive acknowledges and agrees and confirms that effective as of the Separation Date, by execution of this Agreement or otherwise, Executive has irrevocably resigned from (i) all positions with the Company Group, including, but not limited to, as an officer, director, manager or trustee of all entities within the Company Group, including as a member of the Board of Directors of the Company, and (ii) all boards to which Executive was appointed or nominated on behalf of any entity within the Company Group and, in accordance therewith, from any and all board positions and committees within the Company Group including as an officer, director, or trustee. Executive agrees to promptly take any and all other steps that may be requested of him by the Company to further effectuate, confirm or document such resignations.

d. Advisor Engagement. The Company will engage Executive as an advisor following Executive’s separation from employment pursuant to the terms of the Advisor Agreement attached hereto as Exhibit B.

2. 2022 PRSUs. The Parties agree that that the 2022 PRSUs will be cancelled upon the Effective Date.

3. Benefits. Executive’s health insurance benefits shall cease on March 31, 2024, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4. Payment of Compensation and Receipt of All Benefits. With the exception of the “Accrued Benefits” (as defined in the Employment Agreement), which shall be paid to Executive as soon as practicable following the date of termination, Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company Group has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, RSUs, restricted stock, vesting, and any and all other benefits and compensation due to Executive.

5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company Group and its current and former: officers, directors, managers, employees, agents, investors, attorneys, accountants, shareholders, members, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company or any other relationship with other members of the Company Group and the termination of those relationships;

b. except as to his rights to receive any RSUs or PRSUs, and the shares underlying them, in accordance with the terms of this Agreement or the Advisor Agreement, any and all claims relating to, or arising from, Executive’s right to purchase, actual purchase, or ownership (provided that for the avoidance of doubt, Executive is not relinquishing his economic interests in shares of the Company’s capital stock he may own separately from the capital stock underlying the RSUs and PRSUs, which shall remain governed in accordance with the terms of this Agreement or the Advisor Agreement, as applicable, and the Company’s equity incentive plan and related issuance agreements) of shares of stock of any member of the Company Group, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the New York State Human Rights Law; the New York Executive Law; the New York Civil Practice Law and Rules; the New York Labor Law; the New York Civil Rights Law; the New York State Worker Adjustment and Retraining Notification Act; Article 23-A of the New York Correction Law; Section 125 of the New York Workers’ Compensation Law; the New York City Human Rights Law; the New York City Administrative Code; the Georgia Fair Employment Practices Act; the Georgia Equal Pay Act; the Georgia Age Discrimination in Employment Law; the Georgia Equal Employment for Persons with Disabilities Code; the Georgia Minimum Wage Law; the Georgia Equal Pay Act; the Georgia Guns in the Workplace Law; the Georgia Military Leave Law; the Georgia Military Service Discrimination Law; the Georgia Minimum Wage Law; the Georgia Right to Work Law; the Georgia Law on Genetic Testing; the Georgia Law on Discrimination on the Basis of Maternity Leave; the Georgia Law on Sex Discrimination; and the Georgia Law on Whistleblowing;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive from any member of the Company Group; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Executive may have to unemployment compensation benefits or workers’ compensation benefits. Further, this release does not extend to and Executive does not release or waive any of Executive’s rights to indemnification provided by the October 15, 2021 Indemnification Agreement between Executive and the Company (the “Indemnification Agreement”) or coverage for which Executive qualifies, if any, under the Company’s Directors and Officers or other insurance policies. Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired (except as to Executive’s resignations under Section 1(c), which shall remain irrevocable); and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7. Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and continue to abide by the following terms of the Employment Agreement: Sections 9(b) – 9(i), Section 12, Section 15, and Section 16 (as amended herein), except that Section 9(g) is hereby amended such that “, any other corporation, partnership, venture, or other business entity that engages in the Business” shall be superseded and replaced with “BitGo, Coinbase, NYDIG, ZeroHash, Kraken, Elwood, Anchorage (including any affiliate, successor, or assignee of the foregoing)” (the “Surviving Provisions”). Executive agrees that the above reaffirmation and agreement with the Surviving Provisions shall constitute a new and separately enforceable agreement to abide by the terms of the Surviving Provisions, entered and effective as of the Effective Date. Executive specifically acknowledges and agrees that his violation of Sections 9(c), 9(d), 9(f), or 9(g) of the Employment Agreement shall constitute a material breach of this Agreement. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive will, by the Separation Date, return all Company Group property and information, and, to the extent any additional copies of Company Group property or information is on Executive’s personal devices or storage spaces, Executive will, by the Separation Date, take all necessary steps to permanently delete or destroy all such property and documents from such locations, with the exception of a copy of any Employee Handbook and personnel documents specifically relating to Executive, which Executive may keep.

8. No Cooperation. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Subject to the Protected Activity Not Prohibited Section below, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. If and to the extent not prohibited by applicable law, Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

9. Mutual Non-disparagement. Subject to the Protected Activity Not Prohibited Section below, Executive shall refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and from any tortious interference with the contracts and relationships of any of the Releasees. The Company shall instruct its C-Suite level executive officers and the members of its Board of Directors as of the Effective Date of this Agreement to refrain from any disparagement, defamation, libel, or slander of Executive, and from any tortious interference with Executive’s contracts and relationships.

10. Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or any breach of the Surviving Provisions, shall, following written notice and an opportunity to cure (if such breach is susceptible to being cured) of five business days, entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Executive under this Agreement and the Surviving Provisions.

11. No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party. No action taken by Executive hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (i) an admission of the truth or falsity of any actual or potential claims or (ii) an acknowledgment or admission by Executive of any fault or liability whatsoever to the Company or to any third party.

12. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any dispute Executive may have with a member of the Company Group or that a member of the Company Group may have with Executive, shall be subject to arbitration pursuant to the arbitration agreement set forth in Section 16 of the Employment Agreement.

13. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay, or Executive’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

14. Section 409A. It is intended that payments under this Agreement be exempt from Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) as a short-term deferral within the meaning of Section 1.409A-1(b)(4) of the Treasury Regulations and any ambiguities herein will be interpreted to be exempt from or to otherwise comply with Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 1 of this Agreement will be made no later than March 15, 2025. Executive’s termination of employment on the Separation Date is intended to qualify as a separation from service within the meaning of Section 1.409A-1(h) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

15. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any “Protected Activity,” which means filing a charge, complaint, or report with, or otherwise communicating with, cooperating with, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the relevant Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act.

16. Attorneys’ Fees. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement, except that the Company shall reimburse Executive up to a maximum of $10,000 in attorneys’ fees that Executive incurred for the review of this Agreement, provided that Executive submits documentation substantiating such costs and fees to the Company no later than ten business days after the Separation Date. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party (which shall be deemed to be the Party receiving substantially the relief or result sought by such Party) shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

17. Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive, and returned to the Company, within the twenty-one (21) day period set forth above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

18. Severability; Entire Agreement; Modification; Governing Law. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, including the Employment Agreement, with the exception of the Surviving Provisions, the Indemnification Agreement, and the Stock Agreements. This Agreement may only be amended in a writing signed by Executive and the Chairman of the Company’s Board of Directors. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature. This Agreement shall be governed by the laws of the State of Georgia, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of Georgia.

19. Voluntary Execution of Agreement; No Representations. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company Group or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive represents that Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel. Executive further represents that Executive has carefully read this Agreement and understands terms and consequences and legal and binding effect of this Agreement and of the releases it contains. Executive has not relied upon any representations or statements made by the Company Group that are not specifically set forth in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE, an individual

Dated: March 18, 2024	By	/s/ Gavin Michael
Gavin Michael

BAKKT HOLDINGS, INC.

Dated: March 18, 2024	By	/s/ Sean Collins
Sean Collins
Chairman of the Board, Bakkt Holdings, Inc.

Exhibit A

Executive RSUs and PRSUs

[RESERVED]

Exhibit B

ADVISOR AGREEMENT

(see attached)

ADVISOR AGREEMENT

This Advisor Agreement (this “Agreement”) is made and entered into effective as of March 26, 2024 (the “Effective Date”) by and between Bakkt Holdings, Inc. (the “Company”), and Gavin Michael (“Advisor”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Advisor as an independent contractor to perform consulting services for the Company, and Advisor is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1. Services and Compensation

Advisor shall perform the services described in Exhibit A-1 (the “Services”) for the Company (or its designee), and the Company agrees to pay Advisor the compensation described in Exhibit A-1 for Advisor’s performance of the Services.

2. Confidentiality

A. Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Advisor called or with whom Advisor became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Advisor can establish (i) was publicly known or made generally available prior to the time of disclosure to Advisor; (ii) becomes publicly known or made generally available after disclosure to Advisor through no wrongful action or inaction of Advisor; or (iii) is in the rightful possession of Advisor, without confidentiality obligations, at the time of disclosure as shown by Advisor’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B. Nonuse and Nondisclosure. During and after the term of this Agreement, Advisor will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Advisor will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Advisor’s right to engage in Protected Activity (as defined below) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Advisor may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Advisor shall provide prior written notice to the Company and seek a protective order or such similar confidential protection as may be available under applicable law. Advisor agrees that no ownership of Confidential Information is conveyed to the Advisor. Without limiting the foregoing, Advisor shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Advisor agrees that Advisor’s obligations under this Section 2.B shall continue after the termination of this Agreement.

C. Other Client Confidential Information. Advisor agrees that Advisor will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Advisor or other person or entity with which Advisor has an obligation to keep in confidence. Advisor also agrees that Advisor will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D. Third Party Confidential Information. Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that at all times during the term of this Agreement and thereafter, Advisor owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

3. Ownership

A. Assignment of Inventions. Advisor agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas, and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Advisor, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Advisor also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B. Pre-Existing Materials. Subject to Section 3.A, Advisor will provide the Company with prior written notice if, in the course of performing the Services, Advisor incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Advisor or in which Advisor has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Advisor will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without the Company’s prior written permission, including without limitation any free software or open source software.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Advisor hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. Advisor agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Advisor (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon the Company’s request, Advisor shall deliver (or cause to be delivered) the same.

E. Further Assurances. Advisor agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Advisor further agrees that Advisor’s obligations under this Section 3.E shall continue after the termination of this Agreement.

F. Attorney-in-Fact. Advisor agrees that, if the Company is unable because of Advisor’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Advisor’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Advisor’s agent and attorney-in-fact, to act for and on Advisor’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Advisor. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4. Conflicting Obligations

A. Advisor represents and warrants that Advisor has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Advisor’s obligations to the Company under this Agreement, and/or Advisor’s ability to perform the Services. Advisor will not enter into any such conflicting agreement during the term of this Agreement.

B. Advisor shall require all Advisor’s employees, contractors, or other third-parties performing Services under this Agreement to execute a nondisclosure and intellectual property assignment agreement in the form provided by the Company, and promptly provide a copy of each such executed agreement to the Company. Advisor’s violation of this Section 4 will be considered a material breach under Section 6.B.

5. Return of Company Materials

Upon the termination of this Agreement, or upon the Company’s earlier request, Advisor will immediately deliver to the Company, and will not keep in Advisor’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Advisor may have in Advisor’s possession or control as a result performing the Services.

6. Term and Termination

A. Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) the day following the first anniversary of the Effective Date, (ii) the date on which Advisor’s Release Agreement with the Company with respect to Advisor’s separation from the Company (the “Release Agreement”) expires without being executed by the parties thereto or the date on which Advisor revokes the Release Agreement, or (iv) termination as provided in Section 6.B.

B. Termination. The Company may terminate this Agreement immediately if, following written notice and an opportunity to cure (if such breach is susceptible to being cured) of five business days, Advisor refuses to or is unable to perform the Services hereunder or is in breach of any material provision of this Agreement or the Release Agreement.

C. Survival. Upon any termination, all rights and duties of the Company and Advisor toward each other shall cease except:

(1) The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Advisor for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies; and

(2) Section 2 (Confidentiality), Section 3 (Ownership), Section 4.B (Conflicting Obligations), Section 5 (Return of Company Materials), Section 6 (Term and Termination), Section 7 (Independent Contractor; Benefits), Section 10 (Arbitration and Equitable Relief), and Section 11 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

7. Independent Contractor; Benefits

A. Independent Contractor. It is the express intention of the Company and Advisor that Advisor perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Advisor is not authorized to bind the Company to any liability or obligation or to represent that Advisor has any such authority. Advisor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement. Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B. Benefits. The Company and Advisor agree that Advisor will receive no Company-sponsored benefits from the Company, including, but not limited to, paid vacation, sick leave, vesting in stock options, medical insurance, or 401k participation. If Advisor is reclassified by a state or federal agency or court as the Company’s employee, Advisor will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Advisor would otherwise be eligible for such benefits.

8. [Reserved]

9. [Reserved]

10. Arbitration and Equitable Relief

A. Arbitration. IN CONSIDERATION OF ADVISOR’S CONSULTING RELATIONSHIP WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO ADVISOR’S CONSULTING RELATIONSHIP WITH THE COMPANY AND ADVISOR’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO ADVISOR BY THE COMPANY, AT PRESENT AND IN THE FUTURE, ADVISOR AGREES THAT, EXCEPT FOR ANY CONTROVERSIES, CLAIMS, OR DISPUTES ALLEGING OR ASSERTING CLAIMS OF DISCRIMINATION (“DISCRIMINATION CLAIMS”), ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM ADVISOR’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF ADVISOR’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT. ADVISOR FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, ADVISOR MAY BRING ANY ARBITRATION PROCEEDING ONLY IN ADVISOR’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. EXCEPT FOR DISCRIMINATION CLAIMS, ADVISOR AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE NEW YORK LABOR CODE, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH

THE COMPANY, AND CLAIMS OF BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. ADVISOR ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT TO DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT ADVISOR AGREES TO ARBITRATE, ADVISOR HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. ADVISOR FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ADVISOR.

B. Procedure. ADVISOR AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT HTTP://WWW.JAMSADR.COM/RULES-EMPLOYMENT-ARBITRATION/. ADVISOR AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE ADVISOR’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, ADVISOR REAFFIRMS THAT HE/SHE IS AN INDEPENDENT CONTRACTOR. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. THE ARBITRATION SHALL APPLY THE FEDERAL RULES OF CIVIL PROCEDURE, EXCEPT TO THE EXTENT SUCH RULES CONFLICT WITH THE JAMS RULES. ADVISOR UNDERSTANDS THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION (“ARBITRATION COSTS”), EXCEPT AS PROHIBITED BY LAW, AND UNDERSTANDS THAT EACH PARTY SHALL SEPARATELY PAY ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS; PROVIDED THAT THE COMPANY SHALL BE RESPONSIBLE FOR PAYING THE REASONABLE FEES OF THE ARBITRATOR, UNLESS THE FEES ARE OTHERWISE ALLOCATED BY THE ARBITRATOR CONSISTENT WITH APPLICABLE LAW. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. ADVISOR AGREES THAT THE ARBITRATOR SHALL CONSIDER AND SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, PRIOR TO ANY ARBITRATION HEARING. ADVISOR AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. ADVISOR ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. ADVISOR AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. ADVISOR AGREES THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE GEORGIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE GEORGIA LAW, GEORGIA LAW SHALL TAKE PRECEDENCE. ADVISOR AGREES THAT ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN ATLANTA, GEORGIA.

C. Remedy. EXCEPT AS PROHIBITED BY LAW OR PROVIDED BY THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ADVISOR AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED BY LAW OR THIS AGREEMENT, NEITHER ADVISOR NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

D. Availability of Injunctive Relief. EITHER PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING TRADE SECRETS, OR CONFIDENTIAL INFORMATION, OR A BREACH OF ANY RESTRICTIVE COVENANT. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

E. Administrative Relief. ADVISOR UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT ADVISOR FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE GEORGIA COMMISSION ON EQUAL OPPORTUNITY, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ADVISOR FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

F. Voluntary Nature of Agreement. ADVISOR ACKNOWLEDGES AND AGREES THAT ADVISOR IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. ADVISOR FURTHER ACKNOWLEDGES AND AGREES THAT ADVISOR HAS CAREFULLY READ THIS AGREEMENT AND THAT ADVISOR HAS ASKED ANY QUESTIONS NEEDED FOR ADVISOR TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT ADVISOR IS WAIVING ADVISOR’S RIGHT TO A JURY TRIAL. FINALLY, ADVISOR AGREES THAT ADVISOR HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF ADVISOR’S CHOICE BEFORE SIGNING THIS AGREEMENT.

11. Miscellaneous

A. Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements set forth herein, this Agreement shall be governed by the laws of the State of Georgia, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Georgia.

B. Assignability. This Agreement will be binding upon and, if and where to the extent applicable, inure to the benefit of, Advisor’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Advisor may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

C. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Advisor represents and warrants that Advisor is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G. Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by email (so long as such email is not returned as undelivered), or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.G. If by email, delivery shall be deemed effective as of the date it is sent.

(1)	If to the Company, to:

Bakkt Holdings, Inc.

Avalon Boulevard, Suite 1000

Alpharetta, GA 30009

Attention: legal-notices@bakkt.com

(2) If to Advisor, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Advisor provided by Advisor to the Company.

H. Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

I. Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

J. Protected Activity Not Prohibited. Advisor understands that nothing in this Agreement shall in any way limit or prohibit Advisor from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). Advisor understands that in connection with such Protected Activity, Advisor is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Advisor agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Advisor further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Advisor is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Advisor Agreement as of the date first written above.

GAVIN MICHAEL	BAKKT HOLDINGS, INC.

By:	By:

Name:	Name:

Title:

Address for Notice:

Email address:

EXHIBIT A-1

SERVICES AND COMPENSATION

1. Contact. Advisor’s principal Company contact:

Name:

Title:

Email:

2. Services. The Services will include, but will not be limited to, the following:

Provide transition and related services and business advice, including by facilitating introductions between Advisor and the Company, upon reasonable notice, at the instruction and request of Andrew A. Main (or the Company’s then-serving CEO). In no event shall Advisor’s time devoted to the Services exceed greater than 20% of his business time in any week.

3. Compensation. Subject to approval by the Board or the Compensation Committee of the Company, Advisor will receive a grant of 1,586,178 restricted stock units under the Company’s 2021 Omnibus Equity Incentive Plan and form of RSU grant agreement which will be scheduled to vest as to 100% of the RSUs on the day following the first anniversary of the Effective Date of the Agreement, provided the Advisor continues to provide the Services through such date.

This Exhibit A-1 is accepted and agreed upon as of the Effective Date.

GAVIN MICHAEL	BAKKT HOLDINGS, INC.

By:	By:

Name:	Name:

Title:	Title: